EXHIBIT 1

                         TRIANGLE PHARMACEUTICALS, INC.
                      RESTATED INVESTORS' RIGHTS AGREEMENT

                              --------------------

                                  June 11, 1996



                                TABLE OF CONTENTS

                                                                            Page
                                                                            ----

 l.      Registration Rights                                                  1

         1.1      Definitions                                                 1
         1.2      Request for Registration                                    2
         1.3      Company Registration                                        4
         1.4      Obligations of the Company                                  4
         1.5      Furnish Information                                         6
         1.6      Expenses of Demand Registration                             6
         1.7      Expenses of Company Registration                            6
         1.8      Underwriting Requirements                                   7
         1.9      Delay of Registration                                       7
         1.10     Indemnification                                             7
         1.11     Reports Under Securities Exchange Act of 1934              10
         1.12     Form S-3 Registration                                      11
         1.13     Assignment of Registration Rights                          12
         1.14     Limitations on Subsequent Registration Rights              12
         1.15     "Market Stand-Off" Agreement                               13
         1.16     Termination of Registration Rights                         13

2.      Covenants of the Company                                             14

         2.1      Delivery of Financial Statements                           14
         2.2      Inspection                                                 14
         2.3      Termination of Information, Inspection and First
                    Offer Covenants                                          14
         2.4      Right of First Offer                                       15
         2.5      Key-Person Insurance                                       16
         2.6      Indemnification                                            17

3.       Miscellaneous                                                       17

         3.1      Successors and Assigns                                     17
         3.2      Governing Law                                              17
         3.3      Counterparts                                               17
         3.4      Titles and Subtitles                                       17
         3.5      Notices                                                    17
         3.6      Expenses                                                   17
         3.7      Amendments and Waivers                                     18
         3.8      Additional Investors                                       18
         3.9      Severability                                               18
         3.10     Aggregation of Stock                                       19
         3.11     Entire Agreement                                           19
         3.12     Representation                                             19
         3.13     Board Representation                                       19
         3.14     Restatement of Prior Agreement                             20

SCHEDULE A Schedule of Investors

                                       i.




                  RESTATED INVESTORS' RIGHTS AGREEMENT

                  THIS RESTATED INVESTORS' RIGHTS AGREEMENT is made as of the 11th day of June, 1996, by and among Triangle Pharmaceuticals, Inc., a Delaware corporation (the "Company"), and each of the persons and entities listed on Schedule A hereto, each of which is referred to herein individually as an "Investor" and all of which are referred to herein collectively as the "Investors."
                                RECITALS

                  WHEREAS, the Company and certain of the Investors (the "Series A Investors") are parties to a certain Amended and Restated Investors' Rights Agreement dated as of October 31, 1995 (the "Prior Agreement"), pursuant to which the Company has granted to the Series A Investors certain rights to cause the Company to register shares of Common Stock issuable to the Series A Investors upon conversion of the Company's Series A Preferred Stock, and certain other matters as set forth therein;

                  WHEREAS, the Company and certain of the Investors (the "Series B Investors") are parties to the Series B Preferred Stock Purchase Agreement of even date herewith (the "Series B Agreement"); and

                  WHEREAS, in order to induce the Company to enter into the Series B Agreement and to induce the Series B Investors to purchase shares of the Company's Series B Preferred Stock pursuant to the Series B Agreement, the Investors and the Company hereby agree that this Agreement shall restate the Prior Agreement so that this Agreement shall govern the rights of all of the Investors to cause the Company to register shares of Common Stock issuable to the Investors upon conversion of their shares of the Company's Preferred Stock, and certain other matters as set forth herein.

                  NOW, THEREFORE, THE PARTIES HEREBY AGREE AS FOLLOWS:

                  1. Registration Rights. The Company covenants and agrees as follows:

                  1.1 Definitions. For purposes of this Section 1:

                  (a) The term "Act" means the Securities Act of 1933, as amended.

                  (b) The term "Form S-3" means such form under the Act as in effect on the date hereof or any registration form under the Act
         subsequently   adopted   by  the  SEC  which   permits   inclusion   or
         incorporation of substantial information by reference to other documents filed by the Company with the SEC.






                  (c) The term "Holder" means any person owning or having the right to acquire Registrable Securities or any assignee thereof in accordance with Section 1.13 hereof.

                  (d) The term "1934 Act" shall mean the Securities Exchange Act of 1934, as amended.

                  (e) The term "register", "registered," and "registration" refer to a registration effected by preparing and filing a registration statement or similar document in compliance with the Act, and the declaration or ordering of effectiveness of such registration statement or document.

                  (f) The term "Registrable Securities" means (i) the Common Stock issuable or issued upon conversion of the Series A Preferred Stock, (ii) the Common Stock issuable or issued upon conversion of the Series B Preferred Stock and (iii) any Common Stock of the Company issued as (or issuable upon the conversion or exercise of any warrant, right or other security which is issued
as) a dividend or other distribution with respect to, or in exchange for or in replacement of the shares referenced in (i) and (ii) above, excluding in all cases, however, any Registrable Securities sold by a person in a transaction in which his rights under this Section 1 are not assigned.

                  (g) The number of shares of "Registrable Securities then outstanding" means the number of shares of Common Stock outstanding which are, and the number of shares of Common Stock issuable pursuant to then exercisable or convertible securities which are, Registrable Securities.


                  (h) The term "SEC" shall mean the Securities and Exchange Commission.


                  1.2 Request for Registration.

                  (a) If the Company shall receive at any time after the earlier of (i) July 19, 2000, or (ii) six (6) months after the effective date of the first registration statement for a public offering of securities of the Company (other than a registration statement relating either to the sale of securities to participants in a Company stock plan or a SEC Rule 145 transaction), a written request from the Holders of a majority of the Registrable Securities then outstanding that the Company file a registration statement under the Act covering the registration of at least thirty percent (30%) of the Registrable Securities then outstanding (or a lesser percent of the Registrable Securities if the anticipated aggregate offering price, net of underwriting discounts and commissions, would exceed $10,000,000), then the Company shall:

                           (i) within ten (10) days of the receipt thereof, give
written notice of such request to all Holders; and


                                       2.




                           (ii) effect as soon as practicable,  and in any event
within ninety (90) days of the receipt of such request, the registration under the Act of all Registrable Securities which the Holders request to be registered, subject to the limitations of subsection 1.2(b).

                  (b) If the Holders initiating the registration request hereunder ("Initiating Holders") intend to distribute the Registrable Securities covered by their request by means of an underwriting, they shall so advise the Company as a part of their request made pursuant to subsection 1.2(a) and the Company shall include such information in the written notice referred to in subsection 1.2(a). The underwriter will be selected by the Company and shall be reasonably acceptable to a majority in interest of the Initiating Holders. In such event, the right of any Holder to include his Registrable Securities in such registration shall be conditioned upon such Holder's participation in such underwriting and the inclusion of such Holder's Registrable Securities in the underwriting (unless otherwise mutually agreed by a majority in interest of the Initiating Holders and such Holder) to the extent provided herein. All Holders proposing to distribute their securities through such underwriting shall
(together with the Company as provided in subsection 1.4(e)) enter into an underwriting agreement in customary form with the underwriter or underwriters selected for such underwriting. Notwithstanding any other provision of this
Section 1.2, if the underwriter advises the Initiating Holders in writing that marketing factors require a limitation of the number of shares to be underwritten, then the Initiating Holders shall so advise all Holders of Registrable Securities which would otherwise be underwritten pursuant hereto, and the number of shares of Registrable Securities that may be included in the underwriting shall be allocated among all Holders thereof, including the Initiating Holders, in proportion (as nearly as practicable) to the amount of Registrable Securities of the Company owned by each Holder; provided, however, that the number of shares of Registrable Securities to be included in such underwriting shall not be reduced unless all other securities are first entirely excluded from the underwriting.

                  (c) Notwithstanding the foregoing, if the Company shall furnish to Holders requesting a registration statement pursuant to this Section 1.2, a certificate signed by the President of the Company stating that in the good faith judgment of the Board of Directors of the Company, it would be seriously detrimental to the Company and its stockholders for such registration statement to be filed and it is therefore essential to defer the filing of such registration statement, the Company shall have the right to defer taking action with respect to such filing for a period of not more than one hundred twenty
(120) days after receipt of the request of the Initiating Holders; provided, however, that the Company shall be entitled to issue such a certificate only once in any given twelve (12) month period.

                  (d) In addition, the Company shall not be obligated to effect, or to take any action to effect, any registration pursuant to this Section 1.2:


                                       3.



                                 (i)  After  the   Company  has   effected   two
registrations pursuant to this Section 1.2 and such registrations have been declared or ordered effective;

                                 (ii) During the period  starting  with the date
thirty (30) days prior to the Company's good faith estimate of the date of filing of, and ending on a date one hundred eighty (180) days after the effective date of, a registration subject to Section 1.3 hereof; provided that the Company is actively employing in good faith all reasonable efforts to cause such registration statement to become effective; or

                                 (iii)  If the  Initiating  Holders  propose  to
dispose of shares of Registrable Securities that may be immediately registered on Form S-3 pursuant to a request made pursuant to Section 1.12 below.

                  1.3 Company Registration. If (but without any obligation to do
so) the Company proposes to register (including for this purpose a registration effected by the Company for stockholders other than the Holders) any of its stock or other securities under the Act in connection with the public offering of such securities solely for cash (other than a registration relating solely to the sale of securities to participants in a Company stock plan, a registration on any form which does not include substantially the same information as would be required to be included in a registration statement covering the sale of the Registrable Securities, a registration in connection with a SEC Rule 145 transaction or a registration in which the only Common Stock being registered is Common Stock issuable upon conversion of debt securities which are also being registered), the Company shall, at such time, promptly give each Holder written notice of such registration. Upon the written request of each Holder given within twenty (20) days after mailing of such notice by the Company in accordance with Section 3.5, the Company shall, subject to the provisions of
Section 1.8, cause to be registered under the Act all of the Registrable Securities that each such Holder has requested to be registered.

                  1.4 Obligations of the Company.  Whenever  required under this
Section 1 to effect the registration of any Registrable Securities, the Company shall, as expeditiously as reasonably possible:

                  (a) Prepare and file with the SEC a registration statement with respect to such Registrable Securities and use its best efforts to cause such registration statement to become effective, and, upon the request of the Holders of a majority of the Registrable Securities registered thereunder, keep such registration statement effective for a period of up to the earlier of one hundred twenty (120) days or until the distribution contemplated in the Registration Statement has been completed; provided, however, that (i) such 120-day period shall be extended for a period of time equal to the period the Holder refrains from selling any securities included in such registration at the request of an underwriter of Common Stock (or other securities) of the Company; and

                                       4.




(ii) in the case of any registration of Registrable Securities on Form S-3 which are intended to be offered on a continuous or delayed basis, such 120-day period shall be extended, if necessary, to keep the registration statement effective until all such Registrable Securities are sold, provided that Rule 415, or any successor rule under the Act, permits an offering on a continuous or delayed basis, and provided further that applicable rules under the Act governing the obligation to file a post-effective amendment permit, in lieu of filing a post-effective amendment which (I) includes any prospectus required by Section 10(a)(3) of the Act or (II) reflects facts or events representing a material or fundamental change in the information set forth in the registration statement, the incorporation by reference of information required to be included in (I) and
(II) above to be contained in periodic reports filed pursuant to Section 13 or 15(d) of the 1934 Act in the registration statement.

                  (b) Prepare and file with the SEC such amendments and supplements to such registration statement and the prospectus used in connection with such registration statement as may be necessary to comply with the provisions of the Act with respect to the disposition of all securities covered by such registration statement.

                  (c) Furnish to the Holders such numbers of copies of a prospectus, including a preliminary prospectus, in conformity with the requirements of the Act, and such other documents as they may reasonably request in order to facilitate the disposition of Registrable Securities owned by them.

                  (d) Use its best efforts to register and qualify the securities covered by such registration statement under such other securities or Blue Sky laws of such jurisdictions as shall be reasonably requested by the Holders; provided that the Company shall not be required in connection therewith or as a condition thereto to qualify to do business or to file a general consent to service of process in any such states or jurisdictions.

                  (e) In the event of any underwritten public offering, enter into and perform its obligations under an underwriting agreement, in usual and customary form, with the managing underwriter of such offering. Each Holder participating in such underwriting shall also enter into and perform its obligations under such an agreement.

                  (f) Notify each Holder of Registrable Securities covered by such registration statement at any time when a prospectus relating thereto is required to be delivered under the Act of the happening of any event as a result of which the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing.


                                       5.




                  1.5 Furnish Information.

                  (a) It shall be a condition precedent to the obligations of the Company to take any action pursuant to this Section 1 with respect to the Registrable Securities of any selling Holder that such Holder shall furnish to the Company such information regarding itself, the Registrable Securities held by it, and the intended method of disposition of such securities as shall be required to effect the registration of such Holder's Registrable Securities.

                  (b) The Company shall have no obligation with respect to any registration requested pursuant to Section 1.2 or Section 1.12 if, due to the operation of subsection 1.5(a), the number of shares or the anticipated aggregate offering price of the Registrable Securities to be included in the registration does not equal or exceed the number of shares or the anticipated aggregate offering price required to originally trigger the Company's obligation to initiate such registration as specified in subsection 1.2(a) or subsection 1.12(b), whichever is applicable.

                   1.6 Expenses of Demand Registration. All expenses other than underwriting discounts and commissions incurred in connection with registrations, filings or qualifications pursuant to Section 1.2, including (without limitation) all registration, filing and qualification fees, printers' and accounting fees, fees and disbursements of counsel for the Company, and the reasonable fees and disbursements of one counsel for the selling Holders shall be borne by the Company; provided, however, that the Company shall not be required to pay for any expenses of any registration proceeding begun pursuant to Section 1.2 if the registration request is subsequently withdrawn at the request of the Holders of a majority of the Registrable Securities to be registered (in which case all participating Holders shall bear such expenses), unless the Holders of a majority of the Registrable Securities agree to forfeit their right to one demand registration pursuant to Section 1.2; provided further, however, that if at the time of such withdrawal, the Holders have learned of a material adverse change in the condition, business, or prospects of the Company from that known to the Holders at the time of their request and have withdrawn the request with reasonable promptness following disclosure by the Company of such material adverse change, then the Holders shall not be required to pay any of such expenses and shall retain their rights pursuant to Section 1.2.

                   1.7 Expenses of Company Registration. The Company shall bear and pay all expenses incurred in connection with any registration, filing or qualification of Registrable Securities with respect to the registrations pursuant to Section 1.3 for each Holder, including (without limitation) all registration, filing, and qualification fees, printers and accounting fees relating or apportionable thereto and the reasonable fees and disbursements of one counsel for the selling Holders, but excluding underwriting discounts and commissions relating to Registrable Securities.


                                       6.




                  1.8 Underwriting Requirements. In connection with any offering involving an underwriting of shares of the Company's capital stock, the Company shall not be required under Section 1.3 to include any of the Holders' securities in such underwriting unless they accept the terms of the underwriting as agreed upon between the Company and the underwriters selected by it (or by other persons entitled to select the underwriters), and then only in such quantity as the underwriters determine in their sole discretion will not jeopardize the success of the offering by the Company. If the total amount of securities, including Registrable Securities, requested by stockholders to be included in such offering exceeds the amount of securities sold other than by the Company that the underwriters determine in their sole discretion is compatible with the success of the offering, then the Company shall be required to include in the offering only that number of such securities, including Registrable Securities, which the underwriters determine in their sole discretion will not jeopardize the success of the offering (the securities so included to be apportioned pro rata (as nearly as practicable) among the selling stockholders according to the total amount of securities entitled to be included therein owned by each selling stockholder or in such other proportions as shall mutually be agreed to by such selling stockholders) but in no event shall (i) the amount of securities of the selling Holders included in the offering be reduced below thirty percent (30%) of the total amount of securities included in such offering, unless such offering is the initial public offering of the Company's securities in which case the selling stockholders may be excluded if the underwriters make the determination described above and no other stockholder's securities are included or (ii) notwithstanding (i) above, any shares being sold by a stockholder exercising a demand registration right similar to that granted in Section 1.2 be excluded from such offering. For purposes of the preceding parenthetical concerning apportionment, for any selling stockholder which is a holder of Registrable Securities and which is a partnership or corporation, the partners, retired partners and stockholders of such holder, or the estates and family members of any such partners and retired partners and any trusts for the benefit of any of the foregoing persons shall be deemed to be a single "selling stockholder," and any pro rata reduction with respect to such "selling stockholder" shall be based upon the aggregate amount of shares carrying registration rights owned by all entities and individuals included in such "selling stockholder," as defined in this sentence.

                  1.9 Delay of Registration. No Holder shall have any right to obtain or seek an injunction restraining or otherwise delaying any such registration as the result of any controversy that might arise with respect to the interpretation or implementation of this Section 1.

                  1.10 Indemnification. In the event any Registrable Securities are included in a registration statement under this Section 1:

                  (a) To the extent permitted by law, the Company will indemnify and hold harmless each Holder, any partner or former partner of a Holder that is a partnership, any shareholder or former shareholder of a Holder that is a corporation, any


                                       7.





underwriter (as defined in the Act) for such Holder and each person, if any, who controls such Holder or underwriter within the meaning of the Act or the 1934 Act, against any losses, claims, damages, or liabilities (joint or several) to which they may become subject under the Act, or the 1934 Act, insofar as such losses, claims, damages, or liabilities (or actions in respect thereof) arise out of or are based upon any of the following statements, omissions or violations (collectively, a "Violation"): (i) any untrue statement or alleged untrue statement of a material fact contained in such registration statement, including any preliminary prospectus or final prospectus contained therein or any amendments or supplements thereto, (ii) the omission or alleged omission to state therein a material fact required to be stated therein, or necessary to make the statements therein not misleading, or (iii) any violation or alleged violation by the Company of the Act, the 1934 Act, or any rule or regulation promulgated under the Act, or the 1934 Act; and the Company will pay to each such Holder, underwriter or controlling person, as incurred, any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability, or action; provided, however, that the indemnity agreement contained in this subsection 1.10(a) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability, or action if such settlement is effected without the consent of the Company (which consent shall not be unreasonably withheld), nor shall the Company be liable in any such case to a Holder, underwriter or controlling person for any such loss, claim, damage, liability, or action to the extent that it arises out of or is based upon a Violation which occurs in reliance upon and in conformity with written information furnished expressly for use in connection with such registration by such Holder, underwriter or controlling person.

                  (b) To the extent permitted by law, each selling Holder will indemnify and hold harmless the Company, each of its directors, each of its officers who has signed the registration statement, each person, if any, who controls the Company within the meaning of the Act, any underwriter, any other Holder selling securities in such registration statement and any controlling person of any such underwriter or other Holder, against any losses, claims, damages, or liabilities (joint or several) to which any of the foregoing persons may become subject, under the Act, or the 1934 Act, insofar as such losses, claims, damages, or liabilities (or actions in respect thereto) arise out of or are based upon any Violation, in each case to the extent (and only to the extent) that such Violation occurs in reliance upon and in conformity with written information furnished by such Holder expressly for use in connection with such registration; and each such Holder will pay, as incurred, any legal or other expenses reasonably incurred by any person intended to be indemnified pursuant to this subsection 1.10(b), in connection with investigating or defending any such loss, claim, damage, liability, or action; provided, however, that the indemnity agreement contained in this subsection 1.10(b) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of the Holder, which consent shall not be unreasonably withheld; provided further that in no event shall any Holder's cumulative, aggregate liability under this subsection 1.10(b), or under subsection 1.10(d), or under


                                       8.




such subsections together, exceed the gross proceeds from the offering received by such Holder.

                  (c) Promptly after receipt by an indemnified  party under this
Section 1.10 of notice of the commencement of any action (including any governmental action), such indemnified party will, if a claim in respect thereof is to be made against any indemnifying party under this Section 1.10, deliver to the indemnifying party a written notice of the commencement thereof and the indemnifying party shall have the right to participate in, and, to the extent the indemnifying party so desires, jointly with any other indemnifying party similarly noticed, to assume the defense thereof with counsel mutually satisfactory to the parties; provided, however, that an indemnified party (together with all other indemnified parties which may be represented without conflict by one counsel) shall have the right to retain one separate counsel, with the fees and expenses to be paid by the indemnifying party, if representation of such indemnified party by the counsel retained by the indemnifying party would be inappropriate due to actual or potential differing interests between such indemnified party and any other party represented by such counsel in such proceeding. The failure to deliver written notice to the indemnifying party within a reasonable time of the commencement of any such action, if materially prejudicial to its ability to defend such action, shall relieve such indemnifying party of any liability to the indemnified party under this Section 1.10, but the omission so to deliver written notice to the indemnifying party will relieve it of any liability that it may have to any indemnified party otherwise than under this Section 1.10.

                  (d) If the indemnification provided for in this Section 1.10 is held by a court of competent jurisdiction to be unavailable to an indemnified party with respect to any loss, liability, claim, damage, or expense referred to therein, then the indemnifying party, in lieu of indemnifying such indemnified party hereunder, shall contribute to the amount paid or payable by such indemnified party as a result of such loss, liability, claim, damage, or expense in such proportion as is appropriate to reflect the relative fault of the indemnifying party on the one hand and of the indemnified party on the other in connection with the statements or omissions that resulted in such loss, liability, claim, damage, or expense as well as any other relevant equitable considerations. The relative fault of the indemnifying party and of the indemnifying party shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission to state a material fact relates to information supplied by the indemnifying party or by the indemnified party and the parties' relative intent, knowledge, access to information, and opportunity to correct or prevent such statement or omission; provided, however, that in no event shall any Holder's cumulative, aggregate liability under this subsection 1.10(d), or under subsection 1.10(b), or under such subsections together, exceed the gross proceeds from the offering received by such Holder. Notwithstanding anything to the contrary herein, no party shall be liable for contribution under this subsection 1.10(d), except to the extent and under the circumstances as such party would have been liable to indemnity under subsection


                                       9.




1.10(a) or subsection 1.10(b), as the case may be, if such indemnification were enforceable under applicable law.

                  (e) Notwithstanding the foregoing, to the extent that the provisions on indemnification and contribution contained in the underwriting agreement entered into in connection with the underwritten public offering are in conflict with the foregoing provisions, the provisions in the underwriting agreement shall control with respect to the rights and obligations of each of the parties to such underwriting agreement.

                  (f) The  obligations  of the Company  and  Holders  under this
Section 1.10 shall survive the completion of any offering of Registrable Securities in a registration statement under this Section 1, and otherwise.

                  1.11 Reports Under Securities Exchange Act of 1934. With a view to making available to the Holders the benefits of Rule 144 promulgated under the Act and any other rule or regulation of the SEC that may at any time permit a Holder to sell securities of the Company to the public without registration or pursuant to a registration on Form S-3, the Company agrees to:

                  (a) make and keep public information available, as those terms are understood and defined in SEC Rule 144, at all times after ninety (90) days after the effective date of the first registration statement filed by the Company for the offering of its securities to the general public;

                  (b) take such action, including the voluntary registration of its Common Stock under Section 12 of the 1934 Act, as is necessary to enable the Holders to utilize Form S-3 for the resale of their Registrable Securities, such action to be taken as soon as practicable after the end of the fiscal year in which the first registration statement filed by the Company for the offering of its securities to the general public is declared effective;

                  (c) file with the SEC in a timely manner all reports and other documents required of the Company under the Act and the 1934 Act; and

                  (d) furnish to any Holder, so long as the Holder owns any Registrable Securities, forthwith upon request (i) a written statement by the Company that it has complied with the reporting requirements of SEC Rule 144 (at any time after ninety (90) days after the effective date of the first registration statement filed by the Company), the Act and the 1934 ACT (at any time after it has become subject to such reporting requirements), or that it qualifies as a registrant whose securities may be resold pursuant to Form S-3 (at any time after it so qualifies), (ii) a copy of the most recent annual or quarterly report of the Company and such other reports and documents so filed by the Company, and (iii) such other information as may be reasonably requested in availing


                                       10.





any Holder of any rule or regulation of the SEC which permits the selling of any such securities without registration or pursuant to such form.

                  1.12 Form S-3 Registration. In case the Company shall receive a written request or requests from Holders of at least twenty percent (20%) of the Registrable Securities outstanding that the Company effect a registration on Form S-3 and any related qualification or compliance with respect to all or a part of the Registrable Securities owned by such Holder or Holders, the Company will:

                  (a) promptly give written notice of the proposed registration, and any related qualification or compliance, to all other Holders; and

                  (b) as soon as practicable, effect such registration and all such qualifications and compliances as may be so requested and as would permit or facilitate the sale and distribution of all or such portion of such Holder's or Holders' Registrable Securities as are specified in such request, together with all or such portion of the Registrable Securities of any other Holder or Holders joining in such request as are specified in a written request given within fifteen (15) days after receipt of such written notice from the Company; provided, however, that the Company shall not be obligated to effect any such registration, qualification or compliance, pursuant to this section 1.12: (i) if Form S-3 is not available for such offering by the Holders; (ii) if the Holders, together with the holders of any other securities of the Company entitled to inclusion in such registration, propose to sell Registrable Securities and such other securities (if any) at an aggregate price to the public (net of any underwriters' discounts or commissions) of less than $500,000; (iii) if the Company shall furnish to the Holders a certificate signed by the President of the Company stating that in the good faith judgment of the Board of Directors of the Company, it would be materially detrimental to the Company and its stockholders for such Form S-3 registration statement to be effected at such time, in which event the Company shall have the right to defer the filing of the Form S-3 registration statement for a period of not more than sixty (60) days after receipt of the request of the Holder or Holders under this Section 1.12; provided, however, that the Company shall not utilize this right more than once in any twelve month period; (iv) if the Company has, within the twelve (12)
month period preceding the date of such request, already effected two registrations on Form S-3 for the Holders pursuant to this Section 1.12; or (v) in any particular jurisdiction in which the Company would be required to qualify to do business or to execute a general consent to service of process in effecting such registration, qualification or compliance.

                  (c) Subject to the foregoing, the Company shall file a registration statement covering the Registrable Securities and other securities so requested to be registered as soon as practicable after receipt of the request or requests of the Holders. All expenses other than underwriting discounts and commissions incurred in connection with a registration requested pursuant to Section 1.12, including (without limitation) all registration, filing, qualification, printer's and accounting fees and the reasonable fees


                                      11.




and disbursements of one counsel for the selling Holder or Holders, shall be paid by the Company. Registrations effected pursuant to this Section 1.12 shall not be counted as demands for registration or registrations effected pursuant to
Section 1.2.

                  1.13 Assignment of Registration Rights. The rights to cause the Company to register Registrable Securities pursuant to this Section 1 may be assigned (but only with all related obligations) by a Holder to a transferee or assignee of such securities who, after such assignment or transfer, holds at least 99,000 shares of Registrable Securities (subject to appropriate adjustment for stock splits, stock dividends, combinations and other recapitalizations), provided: (a) the Company is, within a reasonable time after such transfer, furnished with written notice of the name and address of such transferee or assignee and the Registrable Securities with respect to which such registration rights are being assigned; (b) such transferee or assignee agrees in writing to be bound by and subject to the terms and conditions of this Agreement, including without limitation the provisions of Section 1.15 below; and (c) such assignment shall be effective only if immediately following such transfer the further disposition of such Registrable Securities by the transferee or assignee is restricted under the Act. For the purposes of determining the number of shares of Registrable Securities held by a transferee or assignee, the holdings of transferees and assignees of a partnership who are partners or retired partners of such partnership (including spouses and ancestors, lineal descendants and siblings of such partners or spouses who acquire Registrable Securities by gift, will or intestate succession) shall be aggregated together and with the partnership, and the holdings of transferees and assignees who are "affiliates" (as defined in SEC Rule 405) of a Holder shall be aggregated together with such Holder; provided, that all assignees and transferees who would not qualify individually for assignment of registration rights shall have a single attorney-in-fact for the purpose of exercising any rights, receiving notices or taking any action under this Section 1.

                  1.14 Limitations on Subsequent Registration Rights. From and after the date of this Agreement, the Company shall not, without the prior written consent of the Holders of a majority of the outstanding Registrable Securities, enter into any agreement with any holder or prospective holder of any securities of the Company which would allow such holder or prospective holder (a) to include such securities in any registration filed under Section
1.2 or Section 1.3 hereof, unless under the terms of such agreement, such holder or prospective holder may include such securities in any such registration only to the extent that the inclusion of his securities will not reduce the amount of the Registrable Securities of the Holders which is included or (b) to make a demand registration which could result in such registration statement being declared effective prior to the earlier of either of the dates set forth in subsection 1.2(a) or within one hundred twenty (120) days of the effective date of any registration effected pursuant to Section 1.2. Each of the Investors (i) acknowledges that the Company has granted registration and related rights to certain individuals and entities pursuant to the terms of a certain Amended and Restated Investors' Rights Agreement dated April 17, 1996, and a certain Investors' Rights Agreement dated May 21, 1996 (the "Subordinate Rights


                                       12.




Agreements"), (ii) acknowledges that it has had the opportunity to review the Subordinate Rights Agreements and (iii) consents to the execution of the Subordinate Rights Agreements by the Company and the grant of the rights contained therein.

                  1.15 "Market Stand-Off" Agreement. Each Investor hereby agrees that, during the period of duration specified by the Company and an underwriter of Common Stock or other securities of the Company following the effective date of a registration statement of the Company filed under the Act, it shall not, to the extent requested by the Company and such underwriter, directly or indirectly sell, offer to sell, contract to sell (including, without limitation, any short sale), grant any option to purchase or otherwise transfer or dispose of (other than to donees who agree to be similarly bound) any securities of the Company held by it at any time during such period except Common Stock included in such registration; provided, however, that:

                  (a) Such agreement shall not exceed one hundred eighty (180) days for the first such registration statement of the Company which covers Common Stock (or other securities) to be sold on its behalf to the public in an underwritten offering;

                  (b) Such agreement shall not exceed ninety (90) days for any subsequent registration statement of the Company which covers Common Stock (or other securities) to be sold on its behalf to the public in an underwritten offering; and

                  (c) An Investor shall not be subject to such agreement unless all executive officers and directors of the Company enter into similar agreements and all other Investors and holders of other registration rights are subject to or obligated to enter into similar agreements.

                  In order to enforce the foregoing covenants, the Company may impose stop-transfer instructions with respect to the Registrable Securities of each Investor (and the shares or securities of every other person subject to the foregoing restriction) until the end of such period.

                  1.16 Termination of Registration Rights.

                  (a) No Holder shall be entitled to exercise any right provided for in this Section 1 after the earlier of (i) five (5) years following the consummation of the sale of securities pursuant to a registration statement filed by the Company under the Act in connection with the initial firm commitment underwritten offering of its securities to the general public, or
(ii) such time as the Holder can sell all of such stock under Rule 144(k) (or successor rule) promulgated by the SEC.


                                       13.



                  2. Covenants of the Company.

                  2.1 Delivery of Financial Statements. The Company shall deliver:

                  (a) to each Investor as soon as practicable, but in any event within ninety (90) days after the end of each fiscal year of the Company, an income statement for such fiscal year, a balance sheet of the Company and statement of stockholder's equity as of the end of such year, and a schedule as to the sources and applications of funds for such year, such year-end financial reports to be in reasonable detail, prepared in accordance with generally accepted accounting principles ("GAAP"), and audited and certified by independent public accountants of nationally recognized standing selected by the Company;

                  (b) to each Investor holding at least 99,000 shares of Series A Preferred Stock and/or Series B Preferred Stock (together, the "Preferred Stock") (subject to appropriate adjustment for stock splits, stock dividends, combinations and other recapitalizations) (each such Investor being a "Major Investor" for purposes of Sections 2.1, 2.2 and 2.3) as soon as practicable, but in any event within forty-five (45) days after the end of each of the first three (3) quarters of each fiscal year of the Company, an unaudited profit or loss statement, schedule as to the sources and application of funds for such fiscal quarter and an unaudited balance sheet as of the end of such fiscal quarter;

                  (c) to each Major Investor within thirty (30) days of the end of each month, an unaudited income statement and schedule as to the sources and application of funds and balance sheet for and as of the end of such month, in reasonable detail;

                  (d) to each Major Investor as soon as practicable, but in any event thirty (30) days prior to the end of each fiscal year, a budget and business plan for the next fiscal year, prepared on a monthly basis, including balance sheets and sources and applications of funds statements for such months and, as soon as prepared, any other budgets or revised budgets prepared by the Company.

                  2.2 Inspection. The Company shall permit each Major Investor, at such Major Investor's expense, to visit and inspect the Company's properties, to examine its books of account and records and to discuss the Company's affairs, finances and accounts with its officers, all at such reasonable times as may be requested by the Major Investor; provided, however, that the Company shall not be obligated pursuant to this Section 2.2 to provide access to any information which it reasonably considers to be a trade secret or similar confidential information.

                  2.3 Termination of Information Inspection and First Offer Covenants. Subject to their earlier termination pursuant to the specific terms of each Section, the covenants set forth in Sections 2.1, 2.2 and 2.4 shall terminate as to Investors and Major


                                      14.




Investors and be of no further force or effect when the sale of securities pursuant to a registration statement filed by the Company under the Act in connection with the firm commitment underwritten offering of its securities to the general public is consummated or when the Company first becomes subject to the periodic reporting requirements of Sections 12(g) or 15(d) of the 1934 Act, whichever event shall first occur.

                  2.4 Right of First Offer. Subject to the terms and conditions specified in this paragraph 2.4, the Company hereby grants to each Major Investor (as hereinafter defined) a right of first offer with respect to future sales by the Company of its Shares (as hereinafter defined). For purposes of this Section 2.4, a Major Investor shall mean any Investor who holds at least 99,000 shares of Registrable Securities (subject to appropriate adjustment for stock splits, stock dividends, combinations and other recapitalizations). For purposes of this Section 2.4, Investor includes any partners and affiliates of an Investor. An Investor shall be entitled to apportion the right of first offer hereby granted it among itself and its partners and affiliates in such proportions as it deems appropriate.

                  Each time the Company proposes to offer any shares of, or securities convertible into or exercisable for any shares of, any class of its capital stock ("Shares"), the Company shall first make an offering of such Shares to each Major Investor in accordance with the following provisions:

                  (a) The Company shall deliver a notice ("Notice") in accordance with Section 3.5 to the Major Investors stating (i) its bona fide intention to offer such Shares, (ii) the number of such Shares to be offered, and (iii) the price and terms, if any, upon which it proposes to offer such Shares.

                  (b) Within twenty (20) calendar days after receipt of the Notice, the Major Investor may elect to purchase or obtain, at the price and on the terms specified in the Notice, up to that portion of such Shares which equals the proportion that the number of shares of Common Stock issued and held, or issuable upon conversion of Preferred Stock then held, by such Major Investor bears to the total number of shares of Common Stock of the Company then outstanding (assuming full conversion of all convertible securities). The Company shall promptly, in writing, inform each Major Investor which purchases all the shares available to it ("Fully-Exercising Major Investor") of any other Major Investor's failure to do likewise. During the ten-day period commencing after receipt of such information, each Fully-Exercising Major Investor shall be entitled to obtain that portion of the Shares for which Major Investors were entitled to subscribe but which were not subscribed for by the Major Investors which is equal to the proportion that the number of shares of Common Stock issued and held, or issuable upon conversion of Preferred Stock then held, by such Fully-Exercising Major Investor bears to the total number of shares of Common Stock issued and held, or issuable upon conversion of the Preferred Stock then held, by all Fully-Exercising Major Investors who wish to purchase some of the unsubscribed shares.


                                      15.




                  (c) If all Shares which Major Investors are entitled to obtain pursuant to subsection 2.4(b) are not elected to be obtained as provided in subsection 2.4(b) hereof, the Company may, during the 60-day period following the expiration of the period provided in subsection 2.4(b) hereof, offer the remaining unsubscribed portion of such Shares to any person or persons at a price not less than, and upon terms no more favorable to the person or persons than those specified in the Notice. If the Company does not enter into an agreement for the sale of the Shares within such period, or if such agreement is not consummated within 30 days of the execution thereof, the right provided hereunder shall be deemed to be revived and such Shares shall not be offered unless first reoffered to the Major Investors in accordance herewith.

                  (d) The right of first offer in this  Section 2.4 shall not be applicable (i) to the issuance or sale of no more than 1,500,000 shares of Common Stock (or options therefor) to employees, consultants, directors or officers of the Company (and not repurchased at cost by the Company in connection with the termination of employment or service relationship) subsequent to the date of this Agreement, (ii) to the issuance or sale of no more than 1,000,000 shares of Common Stock (or options therefor) to third parties in connection with the license of rights by the Company from such third parties subsequent to the date of this Agreement, (iii) to or after consummation of a bona fide, firmly underwritten public offering of shares of Common Stock, registered under the Act pursuant to a registration statement on Form S-1 or similar successor form, (iv) to the issuance of securities pursuant to the conversion or exercise of convertible or exercisable securities, (v) to the issuance of securities in connection with a bona fide business acquisition of or by the Company, whether by merger, consolidation, sale of assets, sale or exchange of stock or otherwise or (vi) to the issuance of stock, warrants or other securities or rights to persons or entities with which the Company has or is establishing business relationships, provided such issuances are for other than primarily equity financing purposes.

                  (e) The right of first offer set forth in this Section 2.4 may not be assigned or transferred, except that (i) such right is assignable by each Major Investor to any wholly-owned subsidiary or parent of, or to any corporation or entity that is, within the meaning of the Act, controlling, controlled by or under common control with, any such Major Investor or to any partner or shareholder of such Major Investor, provided that such partner or shareholder holds at least 99,000 shares of Registrable Securities at the time of or immediately after such assignment, (ii) such right is assignable by each Major Investor that is a trust to any successor trustee of such trust, and (ii) such right is assignable between and among any of the Major Investors.

                  2.5 Key-Person Insurance. The Company has as of the date hereof or shall within ninety (90) days of the date hereof use its best efforts to obtain from financially sound and reputable insurers term life insurance on the life of Dr. David Barry in the amount of $10,000,000 (subject to review by the Company's board of


                                      16.




directors based upon the amount of the premium) with proceeds payable to the Company.

                  2.6 Indemnification. The Company shall take all actions necessary to indemnify its directors to the maximum extent permitted by applicable law, including, without limitation, amending the Company's Certificate of Incorporation and Bylaws and entering into contracts with the directors to provide such indemnification; provided, however, that the Company shall not be required to obtain directors insurance unless directed by the Board of Directors.

                  3. Miscellaneous.

                  3.1 Successors and Assigns. Except as otherwise provided herein, the terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective successors and assigns of the parties (including transferees of any shares of Registrable Securities). Nothing in this Agreement, express or implied, is intended to confer upon any party other than the parties hereto or their respective successors and assigns any rights, remedies, obligations, or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement.

                  3.2 Governing Law. This Agreement shall be governed by and construed under the laws of the State of Delaware as applied to agreements among Delaware residents entered into and to be performed entirely within Delaware.

                  3.3 Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

                  3.4 Titles and Subtitles. The titles and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.

                  3.5 Notices. Unless otherwise provided, any notice required or permitted under this Agreement shall be sent to the address indicated for such party on the signature page hereof (provided that any party at any time may change its address by ten (10) days' advance written notice to the other parties), and shall be deemed effectively given upon (i) personal delivery to the party to be notified, (ii) the time of successful facsimile transmission to the party to be notified, (iii) sending by reputable overnight delivery service, or (iv) upon deposit with the United States Post Office, by registered or certified mail, postage prepaid.

                  3.6 Expenses. If any action at law or in equity is necessary to enforce or interpret the terms of this Agreement, the prevailing party shall be entitled to


                                       17.





reasonable attorneys' fees, costs and necessary disbursements in addition to any other relief to which such party may be entitled.

                  3.7 Amendments and Waivers. Any term of this Agreement may be amended and the observance of any term of this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively), only with the written consent of the Company and (i) the holders of a majority of the Common Stock then issuable or issued upon conversion of the Series A Preferred Stock and any Common Stock of the Company issued as (or issuable upon the conversion or exercise of any warrant, right or other security which is issued as) a dividend or other distribution with respect to, or in exchange for or in replacement of such shares of Common Stock and (ii) the holders of a majority of the Common Stock then issuable or issued upon conversion of the Series B Preferred Stock and any Common Stock of the Company issued as (or issuable upon the conversion or exercise of any warrant, right or other security which is issued as) a dividend or other distribution with respect to, or in exchange for or in replacement of such shares of Common Stock. Any amendment or waiver effected in accordance with this paragraph shall be binding upon each holder of any Registrable Securities then outstanding, each future holder of all such Registrable Securities, and the Company.

                  3.8 Additional Investors. After obtaining the written consent of the Company, any individuals and/or entities that hold or purchase any shares of the Preferred Stock of the Company shall be entitled to become a party to this Agreement, and the addition of such individuals and/or entities as parties to this Agreement and any required amendment of Schedule A in connection therewith shall not be considered an amendment of this Agreement requiring the consent of the Investors. Upon execution of a counterpart signature page to this Agreement by the Company and any of such individuals and/or entities, such individuals and/or entities shall become parties to this Agreement to the same extent as if they had executed this Agreement as of the date hereof and shall be included in the definition of "Investor" under this Agreement for all purposes. Schedule A to this Agreement shall be automatically amended as appropriate to reflect the addition of such individuals and/or entities as Investors under this Agreement. The definition of "Registrable Securities" shall also be automatically amended to include the shares of Common Stock issuable upon conversion of the Preferred Stock issued to such individuals and/or entities without the need to obtain the consent or signature of the Investors.

                  3.9 Severability. If one or more provisions of this Agreement are held to be unenforceable under applicable law, such provision shall be excluded from this Agreement and the balance of the Agreement shall be interpreted as if such provision were so excluded and shall be enforceable in accordance with its terms.


                                       18.





                  3.10 Aggregation of Stock. All shares of Registrable Securities held or acquired by affiliated entities or persons shall be aggregated together for the purpose of determining the availability of any rights under this Agreement.

                  3.11 Entire Agreement. This Agreement (including the Exhibits hereto) constitutes the full and entire understanding and agreement between the parties with regard to the subject hereof.

                  3.12 Representation. By executing this Agreement, each Investor acknowledges and agrees that Brobeck, Phleger & Harrison represents the Company solely and that such Investor has been advised to, and has had an opportunity to, consult with its own attorney in connection with this Agreement.

                  3.13 Board Representation.

                  (a) The Investors that own Series A Preferred Stock of the Company agree that they shall cooperate and use their best efforts, including, without limitation, voting their shares of Series A Preferred Stock of the Company (but not voting their shares of Common Stock or any other securities of the Company held by them other than shares of Series A Preferred Stock owned by them) so that

                           (i) One member of the  Company's  Board of  Directors
shall be a person designated from time to time by a majority in interest held by Venrock Associates and Venrock Associates II, L.P.; and

                           (ii) One member of the  Company's  Board of Directors
shall be a person designated from time to time by a majority in interest held by Forward Ventures II, L.P. and Forward Ventures Vanguard Fund.

                  (b) The Investors that own Series B Preferred Stock of the Company as of the closing agree that they shall cooperate and use their best efforts, including, without limitation, voting their shares of Series B Preferred Stock of the Company (but not voting their shares of Common Stock or any other securities of the Company held by them other than shares of Series B Preferred Stock owned by them) so that

                           (i) One member of the  Company's  Board of  Directors
shall be a person designated from time to time by The Wellcome Trust Limited as trustee of The Wellcome Trust; and

                           (ii) One member of the  Company's  Board of Directors
shall be a person designated from time to time by a majority in interest held by George McFadden, John H. McFadden, Carol McFadden, Lesley Taylor, George & Lesley Taylor McFadden Trustees, U/A DTD 9/22/71 F/B/O Elizabeth Cutting McFadden Trust, Alexander B.


                                       19.



McFadden deceased, Mellon Bank N.A., Alexander Cushing & George McFadden U/W and McFadden Brothers.

                  The  cooperation  and use of  best  efforts  required  of each
Investor pursuant to subitems (a) and (b) above shall include, without limitation, the voting of each Investor's Series A Preferred Stock and/or Series B Preferred Stock, as the case may be, to remove the designee of the party or parties that designated such person if requested to do so by such party or parties. The right of any of the entities identified in subitems (a) or (b) above to designate a member to the Company's Board of Directors and, as to that Board position, the obligations of the Investors to vote for a person designated by such entities, shall cease forever when the total number of shares of "Stock" (as defined below) collectively held by the parties identified in subitem
(a)(i), or collectively held by the parties identified in subitem (a)(ii), or held by the party identified in subitem (b)(i), or collectively held by the parties identified in subitem (b)(ii), as the case may be, becomes at any time less than five hundred thousand (500,000) shares (subject to appropriate adjustment for stock splits, stock dividends, combinations and other recapitalizations). The term "Stock" shall mean the shares of Common Stock of the Company issued and/or issuable upon the conversion or exchange of any outstanding convertible or exchangeable securities of the Company. Investors are subject to the terms of this Section 3.13 only to the extent that they own Series A Preferred Stock and/or Series B Preferred Stock of the Company, and shall be free to vote any other voting securities of the Company held by them unencumbered by the terms of this Section 3.13. Subitem (a) of this Section 3.13 and all obligations under subitem (a) of this Section 3.13 shall automatically terminate forever if and when the number of directors that the holders of Series A Preferred Stock are entitled to elect under the Company's Certificate of Incorporation (as it may be amended) is less than two (2). Subitem (b) of this
Section 3.13 and all obligations under subitem (b) of this Section 3.13 shall automatically terminate forever if and when the number of directors that the holders of Series B Preferred Stock are entitled to elect under the Company's Certificate of Incorporation (as it may be amended) is less than two (2).

                  3.14 Restatement of Prior Agreement. This Agreement constitutes a restatement in its entirety of the Prior Agreement. Upon the effectiveness of this Agreement, the Prior Agreement shall be terminated and of no further force or effect, and neither the Company nor any other party to such Prior Agreement shall have any further rights or obligations under such Prior Agreement.


                [REMAINDER OF THIS PAGE INTENTIONALLY LEFT BLANK]



                                       20.






                  IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

                                         THE COMPANY:

                                         TRIANGLE PHARMACEUTICALS, INC.


                                         By: /s/ David Barry
                                         ---------------------------------------
                                            Dr. David Barry, Chairman and Chief
                                            Executive Officer

                                Address: 4 University Place
                                         4611 University Drive
                                         Durham, NC 27707


                                         THE INVESTORS:


                                              /s/ David Barry
                                         ---------------------------------------
                                                  Dr. David Barry

                                Address: 1810 South Lakeshore Drive
                                         Chapel Hill, North Carolina 27514


            [SIGNATURE PAGE TO RESTATED INVESTORS' RIGHTS AGREEMENT]






                  IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

                                         THE COMPANY:

                                         TRIANGLE PHARMACEUTICALS, INC.


                                         By: /s/ David Barry
                                         ---------------------------------------
                                            Dr. David Barry, Chairman and Chief
                                            Executive Officer

                                Address: 4 University Place
                                         4611 University Drive
                                         Durham, NC 27707


                                         THE INVESTORS:


                                              /s/ M. Nixon Ellis
                                         ---------------------------------------
                                                  Dr. M. Nixon Ellis


                                Address: 5915 St. Mary's Road
                                         Hillsborough, North Carolina 27278



            [SIGNATURE PAGE TO RESTATED INVESTORS' RIGHTS AGREEMENT]





                  IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.


                                       THE COMPANY:

                                       TRIANGLE PHARMACEUTICALS, INC.


                                       By
                                       ----------------------------------------
                                       Dr. David Barry, Chairman and Chief
                                       Executive Officer

                              Address: 4 University Place
                                       4611 University Drive
                                       Durham, NC 27707


                                       THE INVESTORS:

                                        /s/ Karl Y. Hostetler
                                       -----------------------------------------
                                       Dr. Karl Y. Hostetler, Co-Trustee of the
                                       Hostetler Family Trust UTD March 18, 1992


                                        /s/ Margaretha Hostetler
                                       -----------------------------------------
                                       Margaretha Hostetler, Co-Trustee of the
                                       Hostetler Family Trust UTD March 18, 1992

                              Address: 14024 Rue St. Raphael
                                       Del Mar, California 92014



            [SIGNATURE PAGE TO RESTATED INVESTORS' RIGHTS AGREEMENT]



                  IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.


                                         THE COMPANY:

                                         TRIANGLE PHARMACEUTICALS, INC.


                                         By:
                                         ---------------------------------------
                                             Dr. David Barry, Chairman and Chief
                                             Executive Officer

                             Address:    4 University Place
                                         4611 University Drive
                                         Durham, NC 27707


                                         THE INVESTORS:

                                         FORWARD VENTURES II, L.P.



                                         By: /s/ Standish M.Fleming
                                         ---------------------------------------
                                            Standish M. Fleming, General Partner

                             Address:    10975 Torreyana Road, Suite 230
                                         San Diego, California 92121




                                         FORWARD VENTURES VANGUARD
                                         FUND

                                         By: Forward III Associates L.L.C.


                                         By: /s/ Standish M. Fleming
                                         ---------------------------------------
                                             Standish M. Fleming, Member

                             Address:    10975 Torreyana Road, Suite 230
                                         San Diego, California 92121



            [SIGNATURE PAGE TO RESTATED INVESTORS' RIGHTS AGREEMENT]





                  IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.


                                         THE COMPANY:

                                         TRIANGLE PHARMACEUTICALS, INC.


                                         By:
                                         ---------------------------------------
                                            Dr. David Barry, Chairman and Chief
                                            Executive Officer

                               Address:  4 University Place
                                         4611 University Drive
                                         Durham, NC 27707


                                         THE INVESTORS:


                                         /s/ Sandra Lehrman
                                         ---------------------------------------
                                         Sandra Lehrman

                              Address:   60 Watch Hill
                                         East Greenwich, Rhode Island 02818


            [SIGNATURE PAGE TO RESTATED INVESTORS' RIGHTS AGREEMENT






                  IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

                                         THE COMPANY:


                                         TRIANGLE PHARMACEUTICALS, INC.


                                         By:
                                         ---------------------------------------
                                            Dr. David Barry, Chairman and Chief
                                            Executive Officer

                             Address:    4 University Place
                                         4611 University Drive
                                         Durham, NC 27707


                                         THE INVESTORS:

                                         GS TRIANGLE HOLDINGS


                                         By:           illegible
                                         ---------------------------------------


                                         Its: Attorney-in-fact
                                         ---------------------------------------
                             Address:    85 Broad Street
                                         New York, New York 10004


            [SIGNATURE PAGE TO RESTATED INVESTORS' RIGHTS AGREEMENT]






                  IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.


                                         THE COMPANY:


                                         TRIANGLE PHARMACEUTICALS, INC.


                                         By:
                                         ---------------------------------------
                                             Dr. David Barry, Chairman and Chief
                                             Executive Officer

                             Address:    4 University Place
                                         4611 University Drive
                                         Durham, NC 27707


                                         THE INVESTORS:


                                         /s/ George McFadden
                                         ---------------------------------------
                                         George McFadden

                             Address:    c/o McFadden Brothers
                                         745 Fifth Avenue
                                         New York, New York 10151-0050



                                         /s/  John H. McFadden
                                         ---------------------------------------
                                         John H. McFadden
                                         Attorney-in-fact

                             Address:    c/o McFadden Brothers
                                         745 Fifth Avenue
                                         New York, New York 10151-0050


            [SIGNATURE PAGE TO RESTATED INVESTORS' RIGHTS AGREEMENT]








                  IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.


                                         THE COMPANY:

                                         TRIANGLE PHARMACEUTICALS, INC.


                                         By:
                                         ---------------------------------------
                                             Dr. David Barry, Chairman and Chief
                                             Executive Officer

                             Address:    4 University Place
                                         4611 University Drive
                                         Durham, NC 27707


                                         THE INVESTORS:


                                         McFADDEN BROTHERS


                                         By:            illegible
                                         ---------------------------------------


                                         Its: Partner
                                         ---------------------------------------

                             Address:    c/o McFadden Brothers
                                         745 Fifth Avenue
                                         New York, New York 10151-0050



                                         /s/ Lesley Taylor
                                         ---------------------------------------
                                         Lesley Taylor
                                         Attorney-in-fact

                             Address:    c/o McFadden Brothers
                                         745 Fifth Avenue
                                         New York, New York 10151-0050



            [SIGNATURE PAGE TO RESTATED INVESTORS' RIGHTS AGREEMENT]







                  IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.


                                         THE COMPANY:

                                         TRIANGLE PHARMACEUTICALS, INC.


                                         By:
                                         ---------------------------------------
                                             Dr. David Barry, Chairman and Chief
                                             Executive Officer

                             Address:    4 University Place
                                         4611 University Drive
                                         Durham, NC 27707


                                         THE INVESTORS:

                                         SCHRODER VENTURE MANAGERS
                                         LIMITED, as manager for
                                         Schroder Ventures International Life
                                         Sciences Fund LPI,
                                         Schroder Ventures International Life
                                         Sciences Fund LP2,
                                         Schroder Ventures International Life
                                         Sciences Fund Trust and
                                         Schroder Venture Managers Inc., as
                                         investment manager for the Schroder
                                         Ventures International Life Sciences
                                         Co-investment Scheme



                                         By:           illegible
                                         ---------------------------------------



                                         Its: Director
                                         ---------------------------------------

                             Address:    22 Church Street
                                         Hamilton HM 11, Bermuda



            [SIGNATURE PAGE TO RESTATED INVESTORS' RIGHTS AGREEMENT







                  IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.


                                         THE COMPANY:

                                         TRIANGLE PHARMACEUTICALS, INC.

                                         By:
                                         ---------------------------------------
                                             Dr. David Barry, Chairman and Chief
                                             Executive Officer

                             Address:    4 University Place
                                         4611 University Drive
                                         Durham, NC 27707


                                         THE INVESTORS:

                                         VENROCK ASSOCIATES


                                         By: /s/ Anthony Evnin
                                         ---------------------------------------
                                         Anthony Evnin, General Partner

                             Address:    30 Rockefeller Plaza
                                         New York, NY 10112



                                        VENROCK ASSOCIATES II, L.P.


                                        By: /s/ Anthony Evnin
                                        ----------------------------------------
                                        Anthony Evnin, General Partner

                             Address:   30 Rockefeller Plaza
                                        New York, NY 10112



            [SIGNATURE PAGE TO RESTATED INVESTORS' RIGHTS AGREEMENT]









                  IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.


                                         THE COMPANY:

                                         TRIANGLE PHARMACEUTICALS, INC.

                                         By:
                                         ---------------------------------------
                                             Dr. David Barry, Chairman and Chief
                                             Executive Officer

                             Address:    4 University Place
                                         4611 University Drive
                                         Durham, NC 27707


                                         THE INVESTORS:

                                         THE WELCOMED TRUST LIMITED as
                                         trustee of THE WELCOME TRUST


                                         By: /s/ illegible
                                         ---------------------------------------


                                         Its: Company Secretary
                                         ---------------------------------------

                             Address:    183 Euston Road
                                         London, England NW1 2BE






            [SIGNATURE PAGE TO RESTATED INVESTORS' RIGHTS AGREEMENT]